As filed with the Securities and Exchange Commission on July 11,  2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0226211
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9485 Haven Avenue, Suite 100

Rancho Cucamonga, California 91730

(909) 987-9220

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

D. John Donovan

Vice President Finance and Administration

EMRISE Corporation

9485 Haven Avenue, Suite 100

Rancho Cucamonga, California 91730

(909) 987-9220/ (909) 354-3568 (fax)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Larry A. Cerutti, Esq.

Rutan & Tucker, LLP

611 Anton Boulevard, 14th Floor

Costa Mesa, California 92626

(714) 641-5100 / (714) 546-9035 (fax)

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer (do not check if Smaller Reporting Company) ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering price(2)	Amount of Registration Fee
Common stock, $.0033 par value	2,909,090	$0.56	$1,629,090	$64.00
(1)

In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2)

The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 and is based upon the average of high and low sales prices of the Registrant’s common stock on NYSE Arca on July 9, 2008.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling security holder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 11, 2008

PROSPECTUS

2,909,090 Shares

EMRISE CORPORATION

Common Stock

This a public offering of 2,909,090 shares of our common stock underlying a warrant held by the selling security holder identified in this prospectus.  We will not receive any of the proceeds from the sale of shares by the selling security holder.  Our common stock is traded on NYSE Arca under the symbol “ERI.”  On July 9, 2008, the closing sale price of our common stock on NYSE Arca was $0.55 per share.

The mailing address and the telephone number of our principal executive offices are 9485 Haven Avenue, Rancho Cucamonga, California 91730, (909) 987-9220.

Investing in our shares of common stock involves risks.  See “Risk Factors” on page 5 for factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                                 , 2008.

PROSPECTUS SUMMARY

To fully understand this offering and its consequences to you, you should read the following summary along with the more detailed information and our consolidated financial statements and the notes to those financial statements incorporated by reference in this prospectus.  In this prospectus, the words “we,” “us,” “our” and similar terms refer to EMRISE Corporation, a Delaware corporation, together with its subsidiaries, unless the context provides otherwise.

EMRISE Corporation

We are a Delaware corporation that was formed July 14, 1989.  We design, manufacture and market proprietary electronic devices and communications equipment for aerospace, defense, industrial, and communications applications. We have operations in the United States, England, France and Japan.  We conduct our business through two operating segments: electronic devices and communications equipment. Our subsidiaries within our electronic devices segment design, develop, manufacture and market electronic devices for defense, aerospace and industrial markets.  Our subsidiaries within our communications equipment segment design, develop, manufacture and market network access equipment, including network timing and synchronization products, for the communications industry.

The electronic devices segment produces a range of power systems, radio frequency and microwave devices and electromechanical switches.  The electronic devices segment is “project” driven with the majority of revenues being derived from custom products with long life cycles and high barriers to entry.  The majority of manufacturing and testing is performed in-house or through sub-contract manufacturers.  Our electronic devices are used in a wide range of military airborne, seaborne and land-based systems, in-flight entertainment systems, including the latest next generation in-flight entertainment and communications systems – such as applications for mobile phone, e-mail and internet communications and real time, on-board satellite and broadcast TV – which are being retrofitted into existing commercial aircraft and are being installed in today’s growing fleet of new commercial aircraft.

The communications equipment segment produces a range of network access products and network timing and synchronization products, for public and private communications networks.  The communications equipment segment is “end user product” based with a traditional cycle of internally funded development and marketing prior to selling via direct and indirect sales channels.  Manufacturing is primarily outsourced.  Our communications equipment is used in a broad range of applications for military (defense and homeland security), utility companies and independent and national telecommunications carriers.

Our objective in our electronic components business is to become the supplier of choice for electromechanical switches, power systems and radio frequency and microwave products.  Our objective in our communications equipment business is to become a leader in quality, cost effective solutions to meet the requirements of communications equipment customers.  We believe that we can achieve these objectives through customer-oriented product development, superior product solutions, and excellence in local market service and support.

Our principal executive offices are located at 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California 91730.  Our telephone number is (909) 987-9220.  Our Internet address is http://www.emrise.com.  Information contained on, or that is accessible through, our websites should not be considered to be part of this prospectus.

The Offering

Common stock offered by the selling security holder	2,909,090 shares (1)

Common stock outstanding prior to this offering	38,254,250 shares

Common stock to be outstanding after this offering	41,163,340 shares

Use of proceeds	All proceeds of this offering will be received by the selling security holder for its own account. See “Use of Proceeds.”

NYSE Arca trading symbol	ERI

Risk Factors

You should read the “Risk Factors” beginning on page 5, as well as other cautionary statements throughout or incorporated by reference in this prospectus, before investing in shares of our common stock.

(1)   Represents shares of common stock underlying a warrant held by the selling security holder identified in this prospectus.  The number of shares of common stock being offered by the selling security holder assumes the exercise of the warrant whose underlying shares of common stock are covered by this prospectus in exchange for 2,909,090 shares of common stock, and the immediate resale of all those shares of common stock.

The number of shares of common stock that will be outstanding upon the completion of this offering is based on the 38,254,250 shares outstanding as of July 9, 2008, and excludes the following:

•      5,000,000 shares of common stock remaining reserved for issuance under our 2007 Stock Incentive Plan, of which options to purchase an aggregate of 15,000 shares of common stock were outstanding as of that date, at an exercise price of $0.69 per share;

•      an aggregate of 4,120,000 shares of common stock reserved for issuance under our 2000 Stock Option Plan, our 1997 Stock Incentive Plan, our Employee Stock and our Stock Option Plan (effective July 1, 1994), of which options to purchase an aggregate of 1,673,750 shares of common stock were outstanding as of that date, at a weighted average exercise price of $1.10 per share;

•      3,832,435 shares of common stock underlying warrants outstanding as of that date, at a weighted average exercise price of $1.72 per share; and

•      any additional shares of common stock we may issue from time to time after that date.

RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those discussed here or incorporated by reference.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or Commission, as well as any amendments thereto reflected in subsequent filings with the Commission, which are incorporated in this prospectus by reference in their entirety. We refer to these risk factors on a collective basis as the “Emrise Risk Factors.”

Investment in our securities involves risks.  Prior to making a decision about investing in our securities, you should consider carefully the Emrise Risk Factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in any prospectus supplement.  Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus and any prospectus supplement.  These statements relate to our expectations about future events.  Discussions containing forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Commission.  These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties described below under “Special Note Regarding Forward-Looking Statements,” that could cause actual results to differ materially from those anticipated in the forward-looking statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including statements concerning future conditions in the electronic devices and communications equipment industries, and concerning our future business, financial condition, operating strategies, and operational and legal risks.  We use words like “believe,” “expect,” “may,” “will,” “could,” “seek,” “estimate,” “continue,” “anticipate,” “intend,” “goal,” “future,” “plan” or variations of those terms and other similar expressions, including their use in the negative, to identify forward-looking statements.  You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of this prospectus.  These forward-looking statements are subject to a number of risks and uncertainties, including those identified under the caption “Risk Factors” above, contained in any applicable prospectus supplement and contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Commission.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, actual conditions in the electronic devices and communications equipment industries, and actual conditions and results in our business, could differ materially from those expressed in these forward-looking statements.  In addition, none of the events anticipated in the forward-looking statements may actually occur.  Any of these different outcomes could cause the price of our common stock to decline substantially.  Except as required by law, we undertake no duty to update any forward-looking statement after the date of this prospectus, either to conform any statement to reflect actual results or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock offered under this prospectus by the selling security holder.  Rather, the selling security holders will receive those proceeds directly.

Upon exercise of the warrants issued to the selling security holder, the underlying shares of common stock of which are offered for sale hereunder, we expect to receive aggregate proceeds of approximately $3,200,000. We expect to use any cash proceeds from the exercise of the warrant for general working capital purposes.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock in the past, and we do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future.  We will pay dividends on our common stock only if and when declared by our board of directors.  Our board of directors’ ability to declare a dividend is subject to restrictions imposed by Delaware law.  In determining whether to declare dividends, the board of directors will consider these restrictions as well as our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

SELLING SECURITY HOLDER

Selling Security Holder Table

This prospectus covers the offer and sale by the selling security holder of up to 2,909,090 shares of common stock underlying a warrant.  The following table sets forth, to our knowledge, certain information about the selling security holder as of June 24, 2008, the date of the table, based on information furnished to us by the selling security holder.  Except as indicated below (i) the selling security holder has indicated to us that it is acting individually, not as a member of a group, and (ii) neither the selling security holder nor its affiliates has held any position or office or had any other material relationship with us in the past three years.

Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the securities.  To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the selling security holder named in the table below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it.  Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group.  Percentage of beneficial ownership is based on 38,254,250 shares of common stock outstanding as of the date of the table.  Shares shown as beneficially owned after the offering assume that all shares being offered are sold.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling security holder described below.

Name of	Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Common Stock		Shares of Common Stock Beneficially Owned After Offering
Beneficial Owner	Number		Being Offered		Number	Percentage

Private Equity Management Group, Inc.	2,909,090	(1)	2,909,090	(1)	—	—

(1)           Represents shares of common stock underlying a warrant.  Power to vote or dispose of the securities held by the selling security holder is held by its members: Danny Pang, Robert J. Anderson, Wilbur Quon, Todd D. Gillespie, Peter Paul Mendel, Leon Chan, Sandra Chang, and Anthony Bufinsky.

Private Placement Through Which the Selling Security Holder Obtained Beneficial Ownership of the Offered Shares

In November of 2007, we entered into a credit agreement with an entity affiliated with the selling security holder providing for a three year credit facility, or PEM Facility, in the aggregate amount of $23 million.  In connection with the PEM Facility, we issued to the selling security holder a warrant to purchase an aggregate of 2,909,090 shares of our common stock.  We continue to utilize the PEM facility and therefore continue to be subject to the terms and conditions of the facility.

The selling security holder received registration rights with respect to the shares of common stock underlying the warrant.  The warrant is exercisable for cash, except that if there is no effective registration statement registering for resale the shares of common stock underlying the warrant is available after November 30, 2008, then the warrant may be exercised on a cashless basis.  The warrant includes standard minority investor rights, including but not limited to customary anti-dilution rights for stock splits, stock dividends and the like.

PLAN OF DISTRIBUTION

The selling security holder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling security holder may use any one or more of the following methods when selling shares:

•      ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•      block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•      purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•      an exchange distribution in accordance with the rules of the applicable exchange;

•      privately negotiated transactions;

•      to cover short sales made after the date that the registration statement, of which this prospectus is a part, is declared effective by the Commission;

•      broker-dealers may agree with the selling security holder to sell a specified number of such shares at a stipulated price per share;

•      a combination of any such methods of sale; and

•      any other method permitted pursuant to applicable law.

•      The selling security holder may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling security holder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares of common stock will be borne by the selling security holder.  The selling security holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of common stock if liabilities are imposed on that person under the Securities Act.

The selling security holder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling security holders to include the pledgee, transferee or other successors in interest as a selling security holder under this prospectus.

The selling security holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The selling security holder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In order to company with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states, the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and complied with.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  We have agreed to indemnify the selling security holder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling security holder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling security holder.  If we are notified by the selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling security holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, or Exchange Act, may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.  In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the Commission.  The information incorporated by reference is considered to be a part of this prospectus.  We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering covered by this prospectus:

•      Our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Commission on March 31, 2008;

•      Our Current Report on Form 8-K for May 23, 2008, as filed with the Commission on May 28, 2008;

•      Our Quarterly Report on Form 10-Q for the three months ended March 31, 2008, as filed with the Commission on May 15, 2008;

•      Our Proxy Statement for our 2008 Annual Meeting of Stockholders, as filed with the Commission on April 29, 2008; and

•      Our Current Report on Form 8-K for April 22, 2008, as filed with the Commission on April 22, 2008;

•      Our Current Report on Form 8-K for March 31, 2008, as filed with the Commission on March 31, 2008;

•      Our Current Report on Form 8-K for February 6, 2008, as filed with the Commission on February 7, 2008;

•      Our Current Report on Form 8-K for January 2, 2008, as filed with the Commission on January 2, 2008;

•      The description of our capital stock contained in our Registration Statement on Form 8-A, as filed with the Commission on August 4, 2005 (Registration No. 001-10346), including any amendment or reports filed for the purpose of updating such description.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the Commission, modifies or supersedes that statement.  If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Information that is “furnished to” the Commission shall not be deemed “filed with” the Commission and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.  You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

EMRISE Corporation

9485 Haven Avenue, Suite 100

Rancho Cucamonga, California 91730

Attention:  Secretary

Telephone: (909) 987-9220

LEGAL MATTERS

The validity of the shares of common stock offered in this offering will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus and the registration statement of which this prospectus is a part have been audited by Hein & Associates LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report and are incorporated by reference in reliance upon such report and upon the authority of such Firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The stock transfer agent and registrar for our common stock is Computershare Trust Company, N. A.  Its telephone number is (303) 262-0600.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with respect to the common stock offered in this prospectus with the Commission in accordance with the Securities Act, and the rules and regulations enacted under its authority.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules.  Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document which is filed as an exhibit to the registration statement.  Each statement concerning a document which is filed as an exhibit should be read along with the entire document.  For further information regarding us and the common stock offered in this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be inspected without charge at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Commission at (800) 732-0330 for further information on the Public Reference Room.

The Commission also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the Commission.  The Commission’s website address is http://www.sec.gov.

EMRISE CORPORATION

PROSPECTUS

                       , 2008

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus and any accompanying supplement to this prospectus.  You must not rely upon any information or representation not contained in this prospectus or any accompanying prospectus supplement.  This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  The information contained in this prospectus and any accompanying supplement to this prospectus is accurate as of the dates on their covers.  When the selling security holder delivers this prospectus or a supplement or makes a sale pursuant to this prospectus or a supplement, there is no implication that the information is current as of the date of the delivery or sale.

PART II

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant in connection with this offering.  All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$64
Legal fees and expenses	7,500
Accounting fees and expenses	5,000
Printing expenses	—
Blue sky fees and expenses	2,500
Transfer agent and registrar fees and expenses	—
Miscellaneous	5,000
Total	$20,064

Item 15.         Indemnification of Directors and Officers

Our Certificate of Incorporation, as amended (“Certificate of Incorporation”) provides that, to the fullest extent permitted by the Delaware General Corporation Law (“Delaware Law”), our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Under current Delaware Law, liability of a director may not be limited (i) for any breach of the director’s duty of loyalty to a company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Certificate of Incorporation is to eliminate our right and the rights of our stockholders (through stockholders’ derivative suits on behalf of the company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The inclusion of this provision in our Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against officers and directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the company and its stockholders. This provision does not limit or eliminate our right or the rights of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them.

In addition, our Bylaws provide that we shall indemnify our directors, officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity. Both the our Certificate of Incorporation and Bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and directors under the U.S. federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

Our policy is to enter into separate indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and officers by Delaware Law and which allow for additional procedural protections.  In addition, under such indemnification agreements, each such director or officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law to meet the obligations indemnified against.  We also maintain directors’ and officers’ insurance to insure those persons against various liabilities.

To the extent that our Board of Directors or stockholders may in the future wish to limit or repeal our ability to indemnify directors, such repeal or limitation may not be effective as to directors and officers who are currently parties to indemnification agreements, because their rights to full protection are contractually assured by the indemnification agreements. It is anticipated that similar contracts may be entered into, from time to time, with our future directors and officers.

These indemnification provisions and the indemnification agreements entered into between us and our officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

Item 16.         Exhibits

The following exhibits are included or incorporated herein by reference:

Exhibit Number	Description

4.1	Warrant issued to Private Equity Management Group, Inc. dated November 30, 2007 (1)

5.1	Opinion of Rutan & Tucker, LLP *

23.1	Consent of Independent Registered Public Accounting Firm *

23.2	Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1) *

24.1	Power of Attorney (contained in the signature page hereto) *

*              Filed herewith.

(1)           Filed as an exhibit to the Registrant’s current report on Form 8-K for November 30, 2007 filed with the Securities and Exchange Commission on December 6, 2007 and incorporated herein by reference (File No. 001-10346).

Item 17.         Undertakings

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)

and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga, State of California, on this 11th day of July, 2008

EMRISE CORPORATION

By:	/s/ D. JOHN DONOVAN
D. John Donovan
Vice President Finance and Administration

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. John Donovan and Carmine T. Olivia, and each of them, their his attorneys-in-fact and agents, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-3, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARMINE T. OLIVA	Chairman of the Board, President, Chief	July 8, 2008
Carmine T. Oliva	Executive Officer, and Director (principal executive officer)

/s/ D. JOHN DONOVAN	Vice President Finance and	July 11, 2008
D. John Donovan	Administration, Secretary and Treasurer (principal financial officer and principal accounting officer)

/s/ LAURENCE P. FINNEGAN, JR.	Director	July 8, 2008
Laurence P. Finnegan, Jr.

/s/ OTIS W. BASKIN	Director	July 8, 2008
Otis W. Baskin

/s/ RICHARD E. MAHMARIAN	Director	July 10, 2008
Richard E. Mahmarian

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Rutan & Tucker, LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained in the signature page to the registration statement)